Registration No. 333-160831

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST- EFFECTIVE AMENDMENT NO. 1 ON

FORM S-8 TO FORM S-4

REGISTRATION STATEMENT

Under

The Securities Act of 1933

AMAZON.COM, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1200 12th AVENUE SOUTH, SUITE 1200, SEATTLE, WASHINGTON 98144-2734	91-1646860
(State or Other Jurisdiction of Incorporation or Organization)	(Address of Principal Executive Offices Including Zip Code)	(I.R.S. Employer Identification No.)

Options Assumed by Amazon.com, Inc.

Originally Granted Under the

Zappos.com, Inc. 2009 Stock Plan

(formerly the Zappos.com, Inc. 1999 Stock Plan)

(Full Title of the Plan)

L. Michelle Wilson	Copies to:

Senior Vice President, General Counsel and Secretary Amazon.com, Inc. 1200 12th Avenue South, Suite 1200, Seattle, Washington 98144-2734 (206) 266-1000	Ronald O. Mueller, Esq. Gibson, Dunn & Crutcher LLP 1050 Connecticut Avenue, N.W. Washington, D.C. 20036-5306 (202) 955-8500

(Name and Address of Agent For Service)

(206) 266-1000

(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, $0.01 par value per share	910,000 shares	N/A	N/A	N/A

1.	This Post-Effective Amendment No. 1 on Form S-8 covers shares of the Registrant’s Common Stock originally registered on the Registration Statement on Form S-4 to which this filing is an amendment and issuable under outstanding options granted under the Zappos.com, Inc. 2009 Stock Plan (formerly the Zappos.com, Inc. 1999 Stock Plan) and assumed by the Registrant. Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such additional shares of Common Stock that become available under the foregoing plan in connection with changes in the number of shares of outstanding Common Stock because of events such as recapitalizations, stock dividends, stock splits and reverse stock splits.
2.	The registration fee in respect of such shares of Common Stock was previously paid at the time of the original filing of the Registration Statement on Form S-4 relating to such Common Stock.

EXPLANATORY NOTE

Amazon.com, Inc., a Delaware corporation (“Amazon” or the “Registrant”), hereby amends its Registration Statement on Form S-4, Registration No. 333-160831 (the “Form S-4”), by filing this Post-Effective Amendment No. 1 on Form S-8 (the “Post-Effective Amendment No. 1”). The Form S-4, as amended by this Post-Effective Amendment No. 1, is referred to as the “Registration Statement.” Amazon filed the Form S-4 on July 27, 2009, in connection with the merger (the “Merger”) of a wholly owned subsidiary of Amazon with and into Zappos.com, Inc., a California corporation (“Zappos”), with Zappos surviving the Merger as a wholly owned subsidiary of Amazon. This Post-Effective Amendment No. 1 relates to shares of the Registrant’s Common Stock, par value $0.01 per share (the “Common Stock”), originally registered on the Form S-4 that may be issued pursuant to the Zappos 2009 Stock Plan (formerly the Zappos 1999 Stock Plan) (the “Plan”), following the Merger.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required in Part I of this Registration Statement is included in the prospectus for the Plan which has been assumed by Amazon. The prospectus is not filed as part of this Registration Statement in accordance with Rule 428 of the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed with the Securities and Exchange Commission (“Commission”) are hereby incorporated by reference into this Registration Statement:

1.	The Annual Report on Form 10-K for the fiscal year ended December 31, 2008, that Amazon filed with the Commission on January 30, 2009;

2.	The Current Reports on Form 8-K that Amazon filed with the Commission on February 18, 2009, March 6, 2009, July 22, 2009 and July 24, 2009;

3.	The Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed with the SEC on April 24, 2009;

4.	The Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, filed with the SEC on July 24, 2009;

5.	The Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, filed with the SEC on October 23, 2009; and

6.	The description of the Common Stock set forth under the caption “Description of Registrant’s Securities to be Registered” in the Registrant’s Registration Statement on Form 8-A dated May 2, 1997, together with any amendment or report filed with the Commission for the purpose of updating such description.

In addition, all documents filed by Amazon pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made part hereof from their respective dates of filing (such documents, and the documents listed above, being hereinafter referred to as “Incorporated Documents”); provided, however, that the documents listed above or subsequently filed by Amazon pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of Amazon’s Annual Report on Form 10-K covering such year shall cease to be Incorporated Documents or be incorporated by reference in this Registration Statement from and after the filing of such Annual Reports.

Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed Incorporated Document modifies or supersedes such statement. Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

The Registrant’s Exchange Act file number with the Commission is 000-22513.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify its directors and officers, as well as other employees and individuals, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation—a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification in which the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Section 10 of the Registrant’s Amended and Restated Bylaws requires indemnification to the full extent permitted under Delaware law as it now exists or may hereafter be amended. Subject to any restrictions imposed by Delaware law, the Bylaws provide an unconditional right to indemnification for all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by any person in connection with any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was serving as a director or officer of the Registrant or that, being or having been a director or officer of the Registrant, such person is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan.

The Bylaws also provide that the Registrant may, by action of its Board of Directors, provide indemnification to its employees and agents with the same scope and effect as the foregoing indemnification of directors and officers.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

Article 10 of the Registrant’s Restated Certificate of Incorporation provides that to the full extent that the DGCL, as it now exists or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of such Article 10 shall not adversely affect any right or protection of a director of the Registrant for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

The Registrant has entered into certain indemnification agreements with its directors. The indemnification agreements provide the Registrant’s directors with further indemnification, to the maximum extent permitted by the DGCL.

The foregoing summaries are necessarily subject to the complete text of the statute, the Registrant’s Restated Certificate of Incorporation and Amended and Restated Bylaws, and the arrangements referred to above and are qualified in their entirety by reference thereto.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description

4.1	Restated Certificate of Incorporation of Amazon.com, Inc. (incorporated by reference to Amazon.com, Inc.’s Quarterly Report on Form 10-Q for the Quarter ended March 31, 2000)

4.2	Amended and Restated Bylaws of Amazon.com, Inc. (incorporated by reference to Amazon.com, Inc.’s Current Report on Form 8-K, filed February 18, 2009)

5.1	Opinion of Gibson, Dunn & Crutcher LLP

23.1	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

24.1*	Power of Attorney

99.1	Zappos.com, Inc. 2009 Stock Plan

*	Previously filed with Registration Statement No. 333-160831, on July 27, 2009.

Item 9.	Undertakings.

1. The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Amazon pursuant to the foregoing provisions, or otherwise, Amazon has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Amazon of expenses incurred or paid by a director, officer or controlling person of Amazon in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Amazon will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

[SIGNATURES ON THE NEXT PAGE]

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on this 2nd day of November, 2009.

AMAZON.COM, INC.

By:	/s/ THOMAS J. SZKUTAK
Name:	Thomas J. Szuktak
Title:	Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the date indicated.

*	Date: November 2, 2009	*	Date: November 2, 2009
Jeffrey P. Bezos, Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer )		L. John Doerr, Director

/s/ THOMAS J. SZKUTAK	Date: November 2, 2009	*	Date: November 2, 2009
Thomas J. Szkutak, Senior Vice President and Chief Financial Officer (Principal Financial Officer)		William B. Gordon, Director

*	Date: November 2, 2009	*	Date: November 2, 2009
Shelley L. Reynolds, Vice President, Worldwide Controller (Principal Accounting Officer)		Alain Monié, Director

*	Date: November 2, 2009	*	Date: November 2, 2009
Tom A. Alberg, Director		Thomas O. Ryder, Director

*	Date: November 2, 2009	*	Date: November 2, 2009
John Seely Brown, Director		Patricia Q. Stonesifer, Director

*	The undersigned does hereby sign this Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 on behalf of the above indicated director or officer of Amazon.com, Inc. pursuant to a power of attorney executed by such director or officer.

/s/ THOMAS J. SZKUTAK
Thomas J. Szkutak
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

4.1	Restated Certificate of Incorporation of Amazon.com, Inc. (incorporated by reference to Amazon.com, Inc.’s Quarterly Report on Form 10-Q for the Quarter ended March 31, 2000)

4.2	Amended and Restated Bylaws of Amazon.com, Inc. (incorporated by reference to Amazon.com, Inc.’s Current Report on Form 8-K, filed February 18, 2009)

5.1	Opinion of Gibson, Dunn & Crutcher LLP

23.1	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

24.1*	Power of Attorney

99.1	Zappos.com, Inc. 2009 Stock Plan

*	Previously filed with Registration Statement No. 333-160831, on July 27, 2009.